EXHIBIT 10.1
LODGIAN, INC.
EMPLOYEE RESTRICTED STOCK AGREEMENT

Name of Recipient:	Award Date:

Number of Award Shares:
     THIS EMPLOYEE RESTRICTED STOCK AGREEMENT1 is made and entered into effective as of the Award Date noted above by and between Lodgian, Inc., a Delaware corporation and the Recipient noted above.
WITNESSETH:
     WHEREAS, the Committee has authorized the grant to Recipient of a restricted stock award under the Plan of shares of the Common Stock, and the Company and Recipient wish to confirm herein the terms, conditions, and restrictions of the restricted stock award;
     NOW, THEREFORE, in consideration of the premises, the mutual covenants contained herein, and other good and valuable consideration, the parties hereto agree as follows:
1 Award of Shares
     1.1 Award of Award Shares. Subject to the terms, restrictions, limitations, and conditions stated herein and in the Plan, the Company hereby awards to Recipient the number of Award Shares noted above, which shall be shares of the common stock of the Company, subject to all terms and provisions of this Agreement. By the execution of this Agreement, the Recipient hereby accepts the Award Shares subject to all terms and provisions of this Agreement.
     1.2 Award Shares held by Custodian .The Recipient hereby authorizes and directs the Company to deliver any share certificate issued by the Company to evidence the Award Shares to the Custodian to be held by the Custodian until any such Award Shares become Vested Award Shares. As Award Shares become Vested Award Shares, and after satisfaction of any required withholding obligations in accordance with Section 1.5 below, the Company shall cause appropriate cancellation of share certificates held by the Custodian in the name of the Recipient and the issuance of new share certificates representing the Vested Award Shares and the delivery thereof directly to the Recipient. The Recipient hereby irrevocably appoints the Custodian, and any successor thereto, as the true and lawful attorney-in-fact of Recipient with full power and authority to execute any stock transfer power or other instrument necessary to transfer the Award Shares to the Company pursuant to this Agreement, in the name, place and stead of Recipient. The term of such appointment shall commence on the Award Date and shall continue until such Award Shares become Vested Award Shares and the issuance of a new share certificate representing such shares directly to the Recipient. During the period that the Custodian holds Award Shares, the Recipient shall be entitled to all rights applicable to shares of common stock of the Company which are so held; provided, however, in the event the number of shares of common stock is increased or reduced by changing par value, split-up, stock split, reverse stock split, reclassification, merger, reorganization, consolidation, or otherwise, and in the event of any distribution of common stock or other securities of the Company in respect of such Award Shares, Recipient agrees that any certificate representing shares of common stock or other securities of the Company issued as a result of any of the foregoing shall be delivered to the Custodian and shall be subject to all of the provisions of this Agreement as if initially subject hereto ab initio.
     1.3 Vesting of Award Shares.Except to the extent otherwise expressly provided in any other written agreement between Recipient and the Company executed before the Award Date of this Agreement providing more favorable terms for the Recipient, Recipient shall become vested in the percentage of the

[1]	Unless otherwise indicated, all capitalized terms used in this Agreement are defined in the “Definitions” section of Exhibit A. Exhibit A is incorporated by reference and is included in the definition of “Agreement.”
Lodgian, Inc. Employee Restricted Stock Agreement

Award Shares shown below based upon the Continuous Service of the Recipient from the Award Date of the Award Shares (as noted hereon):

Vesting Schedule:
Percentage Vested:	Continuous Service from Award Date:
0.0000%	Less than 1 year
33.3333%	At least 1 year, but less than 2 years
66.6666%	At least 2 years, but less than 3 years
100.0000%	At least 3 years
If the above calculation of vested Shares would result in a fraction, any fraction will be rounded to zero. However, notwithstanding the foregoing, in the event that the Recipient ceases Continuous Service with the Company (1) by reason of death or Disability, (2) after having attained the age of sixty-five (65), (3) because the Recipient’s employment with the Company has been terminated by the Company without Cause, (4) because the Recipient has terminated employment with the Company for Good Reason, or (5) because the Recipient’s employment contract with the Company (if any) has come to an end and has not been renewed or extended, then the Recipient shall nonetheless immediately, as of the date of such cessation of Continuous Service, become fully (100%) vested in the Award Shares. Furthermore, notwithstanding the foregoing, in the event that a Change in Control of the Company occurs, then the Recipient shall nonetheless immediately, as of the date of such Change in Control, become fully (100%) vested in the Award Shares.
     1.4 Tax Consequences. Recipient represents that Recipient has been advised by the Company to consult with, and has fully consulted with, Recipient’s own tax consultants regarding his making a Code §83(b) Election with respect to the Award Shares, and the resulting impact on Recipient’s personal tax situation, prior to entering into this agreement and that Recipient is not relying on the Company for any tax or investment advice. Recipient understands that Recipient may suffer adverse tax consequences as a result of Recipient’s receipt and disposition of the Shares. Recipient understands that Recipient may or may not make a Code §83(b) Election with respect to the Award Shares, but that Recipient shall be subject to the withholding provisions of Section 1.5 below based upon the choice of Recipient regarding such Code §83(b) Election and the choice of Recipient regarding the time and manner that withholding obligations shall be satisfied.
     1.5 Withholding on Award Shares. Recipient hereby agrees that, in consideration for the grant of the Award Shares, the following federal and state income tax withholding provisions shall apply:
     (a) Code §83(b) Election Made by Recipient. If the Recipient makes a Code §83(b) Election with respect to the Award Shares, then, in order not to forfeit Award Shares, the Recipient must deliver to the Company a check payable to the Company in the amount of all withholding or other tax obligations (whether federal, state or local) imposed on the Company by reason of such Code §83(b) Election simultaneously with the Recipient’s delivery to the Company of a copy of his Code §83(b) Election (which must occur no later than thirty (30) days after the Award Date). If the Recipient does not timely make such payment, the Award Shares shall be immediately forfeited by the Participant, and any amounts which must be paid by the Company for any required withholding or other tax obligations imposed on the Company by reason of such Code §83(b) Election shall be paid by the Recipient by directly withholding all such amounts as quickly as possible consistent with applicable law from any other compensation payable to the Recipient on or after the date of such Code §83(b) Election. The Recipient hereby agrees to the withholding by the Company outlined in the preceding sentence, and authorizes and directs that such withholding from the Recipient’s compensation be made if such sentence is applicable.
     (b) Code §83(b) Election Not Made by Recipient. If the Recipient does not make a Code §83(b) Election with respect to the Award Shares, then the Recipient shall be entitled to elect one (or, at the discretion of the Committee, a combination) of the following methods of satisfying the Company’s withholding obligations:
     (1) Direct Payment on or prior to Substantial Vesting Event. The Recipient may, on or before the date of occurrence of an event pursuant to which such Award Shares become “substantially vested” within the meaning of Code §83, deliver to the
Lodgian, Inc. Employee Restricted Stock Agreement

Company cash and/or a check payable to the Company in the amount of all withholding or other tax obligations (whether federal, state or local) imposed on the Company by reason of the substantial vesting of such Award Shares.
     (2) Return of Vested Award Shares upon Substantial Vesting Event. The Recipient may, as of the close of business on the business day which is coincident with or which immediately follows the occurrence of an event pursuant to which such Award Shares become “substantially vested” within the meaning of Code §83, allow the Company to repurchase from the Recipient the smallest whole number of Vested Award Shares which, when multiplied by the fair market value of the Common Stock on such business date, is sufficient to satisfy the amount of the withholding tax obligations imposed on the Company by reason of the vesting of the Award Shares. If the Recipient elects this method of satisfying withholding obligations, the Recipient acknowledges and understands that any Vested Award Shares repurchased from the Recipient may result in tax consequences to the Recipient.
     (3) Incremental Withholding over Likely Vesting Period. The Recipient may, beginning as of the Award Date, allow the Company to withhold from future compensation payments to the Recipient substantially equal amounts such that the aggregate of such amounts shall, as of the next likely date of occurrence of an event pursuant to which any such Award Shares shall become “substantially vested” within the meaning of Code §83, be sufficient to satisfy the amount of the withholding tax obligations imposed on the Company by reason of the vesting of the Award Shares. If the Recipient elects this method of satisfying withholding obligations, the Recipient acknowledges and understands that:
     (i) The Company shall have complete discretion to determine how much and when amounts shall be withheld;
     (ii) Amounts withheld may be immediately paid to the appropriate tax authority as a prepayment of the withholding obligations, or may be held by the Company until such time as the withholding obligations become due, in the sole and complete discretion of the Company;
     (iii) No interest or earnings shall accrue based on such incremental withholding; and
     (iv) In the event that the vesting of Award Shares should occur earlier than forecasted in determining the substantially equal amounts to be withheld from the Recipient’s future compensation payments, the Recipient may nonetheless be required to deliver to the Company a check payable to the Company in the amount of all withholding or other tax obligations (whether federal, state or local) imposed on the Company by reason of the substantial vesting of such Award Shares.
The Recipient’s election of a method of withholding under this Section 1.5 must be made prior to the date of occurrence of an event pursuant to which such Award Shares become “substantially vested” within the meaning of Code §83; provided, however, (1) the Participant’s election of the method specified in Section 1.5(b)(3) above must be made within thirty (30) days of the Award Date, and (2) if the Recipient is required to file beneficial ownership reports pursuant to Section 16(a) of the Securities Exchange Act of 1934, the Participant’s election of the method specified in Section 1.5(b)(2) must be made either (A) at least six months prior to the date of vesting of any of such Award Shares, or (B) prior to the date of vesting of any of such Award Shares and in any ten-day period beginning on the third day following the release of the Company’s quarterly or annual summary statement of sales and earnings. The Recipient’s election of a method of withholding under this Section 1.5 shall, once made, be irrevocable. Notwithstanding the above, if, for any reason, withholding or other tax obligations (whether federal, state or local) are imposed upon the Company by reason of the grant of the Award Shares or their becoming substantially vested, the Company shall have the power and the right to deduct or withhold, or require the Recipient to remit to the Company as a condition precedent to immediate forfeiture of the Award Shares, an amount sufficient to satisfy such withholding or other tax obligations (whether federal, state or local), and, in this regard, the Company may
Lodgian, Inc. Employee Restricted Stock Agreement

offer the Recipient various alternatives for satisfying such obligations. Upon receipt of payment in full of all withholding tax obligations, the Company shall cause a certificate representing the Award Shares which are the Vested Award Shares to be issued and delivered to the Recipient.
     1.6 Rights as Stockholder. Recipient shall have no rights as a stockholder with respect to any Award Shares until a stock certificate for the shares is issued in Recipient’s name and held by the Custodian.
2 Restrictions on, & Forfeiture of, Unvested Award Shares
     2.1 Forfeiture upon Cessation of Services. Except to the extent otherwise expressly provided in any other written agreement between Recipient and the Company executed before the Award Date of this Agreement providing more favorable terms for the Recipient, upon the Recipient’s cessation of the performance of services for the Company for any reason, all Unvested Award Shares shall be forfeited, effective upon the date of such cessation of the performance of services.
     2.2 Restrictions on Unvested Award Shares. None of the Unvested Award Shares may be conveyed, pledged, assigned, transferred, hypothecated, encumbered, or otherwise disposed of by Recipient, and any attempt to do so with respect to Unvested Award Shares shall be null and void ab initio, unless (1) the Committee expressly authorizes such in writing, or (2) Unvested Award Shares are transferred by the Recipient as a bona fide gift (i) to the spouse, lineal descendant or lineal ascendant, siblings and children by adoption of the Recipient, (ii) to a trust for the benefit of one or more individuals described in clause (i) and no other persons, or (iii) to a partnership of which the only partners are one or more individuals described in clause (i), in which case the transferee shall be subject to all provisions of this Restricted Stock Agreement. If Unvested Award Shares are transferred pursuant to (1) or (2) above, the Recipient agrees to notify the Committee at least thirty (30) days prior to such transfer, and the Committee may require that the transferee thereof execute and deliver to the Company such documents and agreements as the Company shall reasonably require to evidence the fact that the Award Shares to be owned, either directly or beneficially, by such transferee shall continue to be subject to all the restrictions set forth in this Agreement and all applicable rights in favor of the Company set forth elsewhere herein, and that such transferee is subject to and bound by such restrictions and provisions. The restrictions of this Section 2.2 shall not apply to Vested Award Shares.
     2.3 Dividends & Voting Rights. Recipient shall be entitled to dividends paid or declared on Vested and Unvested Award Shares for which the record date is on or after the date such Award Shares have been issued in the Recipient’s name. Recipient shall be entitled to vote all Vested and Unvested Award Shares for which the record date is on or after the date such Award Shares have been issued in the Recipient’s name. Recipient shall have no rights whatsoever (dividend, voting or otherwise) with respect to Award Shares which have been forfeited under Section 2.1.
3 General Provisions
     3.1 Change in Capitalization. If the number of outstanding shares of the Common Stock shall be increased or decreased by a change in par value, split-up, stock split, reverse stock split, reclassification, distribution of common stock dividend, or other similar capital adjustment, an appropriate adjustment shall be made by the Board of Directors in the number and kind of Vested and Unvested Award Shares, such that Recipient’s proportionate interest in Vested and Unvested Award Shares shall be maintained as before the occurrence of the event. No fractional shares shall be issued in making such adjustment. All adjustments made by the Board of Directors under this Section shall be final, binding, and conclusive.
     3.2 Legends. Each certificate representing the Award Shares shall be endorsed with the following legend:
Shares are Restricted & Subject to Forfeiture
The securities evidenced by this certificate are subject to certain restrictions (including restrictions on transferability) and are subject to forfeiture, all as set forth in an Employee Restricted Stock
Lodgian, Inc. Employee Restricted Stock Agreement

Agreement dated January 26, 2007, a copy of which is available from the Company.
     3.3 Removal of Legend. Any legend endorsed on a certificate representing Award Shares pursuant to Section 3.2 above shall be removed and the Company shall issue a certificate without such legend to the holder thereof if such Award Shares become Vested Award Shares pursuant to this Agreement.
     3.4 Governing Laws. This Agreement shall be construed, administered and enforced according to the laws of the State of Delaware.
     3.5 Successors. This Agreement shall be binding upon and inure to the benefit of the heirs, legal representatives, successors, and permitted assigns of the parties.
     3.6 Severability. In the event that any one or more of the provisions or portion thereof contained in this Agreement shall for any reason be held to be invalid, illegal, or unenforceable in any respect, the same shall not invalidate or otherwise affect any other provisions of this Agreement, and this Agreement shall be construed as if the invalid, illegal or unenforceable provision or portion thereof had never been contained herein.
     3.7 Entire Agreement. Subject to the terms and conditions of the Plan, this Agreement expresses the entire understanding and agreement of the parties with respect to the subject matter. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.
     3.8 Headings. Paragraph headings used herein are for convenience of reference only and shall not be considered in construing this Agreement.
     3.9 No Contractual Rights Created. Neither the establishment of the Plan nor the award of Award Shares hereunder shall be construed as giving Recipient the right to employment with, or the right to continued performance of services for, the Company.
     3.10 Capitalized Terms. All capitalized terms used in this Agreement shall have the meanings given to them herein or in the Plan.
     3.11 Specific Performance. In the event of any actual or threatened default in, or breach of, any of the terms, conditions and provisions of this Agreement, the party or parties who are thereby aggrieved shall have the right to specific performance and injunction in addition to any and all other rights and remedies at law or in equity, and all such rights and remedies shall be cumulative.
     3.12 No Disclosure Duty. The Recipient and the Company acknowledge and agree that the Company and its directors, officers or employees have no duty or obligation to disclose to the Recipient any material non-public information regarding the business of the Company or affecting the value of the Award Shares.
     IN WITNESS WHEREOF, the parties have executed and sealed this Agreement on the day and year first set forth above.

Company:	Recipient:
Lodgian, Inc.:

By:

Its:

Execution Date:
Execution Date:

Lodgian, Inc. Employee Restricted Stock Agreement

Exhibit A
Definitions
A. Affiliate shall have the meaning ascribed to such term in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended.
B. Agreement shall mean this Employee Restricted Stock Agreement.
C. Associate shall have the meaning ascribed to such term in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended.
D. Award Shares shall mean the shares of common stock of the Company which are awarded to the Recipient subject to the terms and conditions of this Agreement.
E. Base Salary shall mean the wages the Company pays Recipient on an annual basis, exclusive of all benefits, bonuses, equity, commissions, or any other incentive-based compensation.
F. Beneficial Owner shall mean shall have the meaning ascribed to that term in Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended.
G. Cause shall mean, with respect to a termination of Recipient’s employment, a termination because of any of the following events:
     (i) The willful refusal of the Recipient to follow the lawful direction of the CEO and/or the person to whom Recipient reports or Recipient’s material failure to perform his or her duties (other than by reason of Disability), in either case, only after Recipient has been given written notice by the CEO and/or the person to whom Recipient reports detailing the directives Recipient has refused to follow or the duties Recipient has failed to perform and at least 30 days to cure;
     (ii) The material and willful failure of the Recipient to comply with Company policies, only after Recipient has been given written notice by the CEO and/or the person to whom Recipient reports detailing the policies with which Recipient has failed to comply and at least 30 days to cure;
     (iii) Recipient’s engaging in any of the following conduct:
     (1) an act of fraud or dishonesty that materially harms the Company or an Affiliate,
     (2) a felony or any violation of any federal or state securities law or Recipient’s being enjoined from violating any federal or state securities law or being determined to have violated any such law;
     (3) willful or reckless misconduct or gross negligence in connection with any property or activity of the Company and/or its Subsidiaries, Affiliates or successors;
     (4) repeated and intemperate use of alcohol or illegal drugs after written notice from the CEO and/or the person to whom Recipient reports;
     (5) material breach of any of Recipient’s obligations under any agreement between Recipient and the Company (other than by reason of physical or mental illness or injury), but only after Recipient has been given written notice of the breach by the CEO and/or the person to whom Recipient reports and at least thirty (30) days to cure;
     (6) Recipient’s becoming barred or prohibited by the SEC from holding Recipient’s position with the Company.
H. Change in Control shall mean any of the following:
Lodgian, Inc. Employee Restricted Stock Agreement
Exhibit A — Definitions

     (a) when any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company, or any person or entity organized, appointed or established by the Company or any Subsidiary of the Company for or pursuant to the terms of any such plan), alone or together with its Affiliates and Associates (collectively, an “Acquiring Person”), shall become the Beneficial Owner of 40 percent or more of the then outstanding shares of common stock of the Company or the Combined Voting Power of the Company;
     (b) when, during any period of two consecutive years, individuals who at the beginning of such period constitute the Board, and any new director (other than a director who is a representative or nominee of an Acquiring Person) whose election by the Board or nomination for election by the Company’s shareholders was approved by a vote of at least a majority of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved (collectively, the “Continuing Directors”), cease for any reason to constitute a majority of the Board;
     (c) the consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any Parent of such surviving entity) at least a majority of the Combined Voting Power of the Company, such surviving entity, or the Parent of such surviving entity outstanding immediately after such merger or consolidation;
     (d) the consummation of a plan of reorganization (other than a reorganization under the United States Bankruptcy Code) or complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than a sale of all or substantially all of the Company’s assets to a transferee, the majority of whose voting securities are held by the Company; or
     (e) when the shareholders of the Company approve an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets in a transaction or series of transactions to an entity that is not owned, directly or indirectly, by the Company’s common stock shareholders in substantially the same proportions as the owners of the Company’s common stock before such transaction or series of transactions.
I. Code shall mean the Internal Revenue Code of 1986, as amended from time to time.
J. Code §83(b) Election shall mean the election available to the recipient of property transferred in connection with the performance of services to include in gross income under Code §83(b) the excess of the fair market value of the property transferred determined as of the time of transfer over the amount (if any) paid for such property as compensation for services.
K. Combined Voting Power shall mean the combined voting power of the Company’s or other relevant entity’s then outstanding voting securities.
L. Common Stock shall mean the common stock of the Company.
M. Company shall mean Lodgian, Inc., and any successor thereto.
N. Committee shall mean the Compensation Committee of the Board of Directors.
O. Continuous Service shall mean a period of continuous performance of services by Recipient for the Company or an Affiliate, as determined by the Committee in its sole and absolute discretion.
Lodgian, Inc. Employee Restricted Stock Agreement
Exhibit A — Definitions

P. Custodian shall mean the Secretary of the Company or such other officer of the Company as may be designated by the Committee to hold Award Shares until such time as any such Award Shares become Vested Award Shares.
Q. Disability shall mean a physical or mental impairment that substantially limits one or more major life activities and prevents the Recipient from performing his or her duties for the Company.
R. Good Reason shall exist if (i) the Company, without Recipient’s consent (a) reduces Recipient’s then current Base Salary, (b) materially reduces Recipient’s then current duties or responsibilities, provided, however, that the occurrence of a Change in Control and the corresponding change in Recipient’s duties and responsibilities shall not, by itself, be sufficient to qualify as Good Reason under this sub-clause, or (c) requires Recipient to relocate more than fifty (50) miles from the location of the Company’s offices on the Effective Date, and (ii) Recipient provides written notice to the Company of such action and provides the Company with thirty (30) days to remedy such action (the “Cure Period”), (iii) the Company fails to remedy such action within the Cure Period, and (iv) Recipient elects to resign within thirty (30) days of the expiration of the Cure Period.
S. Parent shall mean any corporation which is a “parent corporation” within the meaning of Code §424(e) with respect to the Company.
T. Plan shall mean the Lodgian, Inc., Amended & Restated 2002 Stock Incentive Plan.
U. Recipient shall mean the individual shown on this Agreement as the Recipient.
V. Subsidiary shall mean any corporation which is a “subsidiary corporation” within the meaning of Code §424(f) with respect to the Company.
W. Unvested Award Shares shall mean the Award Shares which have not become vested pursuant to the Vesting Schedule or otherwise.
X. Vested Award Shares shall mean the Award Shares which have become vested pursuant to the Vesting Schedule or otherwise.
Lodgian, Inc. Employee Restricted Stock Agreement
Exhibit A — Definitions

Exhibit 1
ELECTION UNDER SECTION 83(b)
OF THE INTERNAL REVENUE CODE
     The undersigned taxpayer (the “Taxpayer”) hereby elects, pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended, to include in his gross income for the current taxable year, the amount of any compensation taxable to him in connection with his receipt of the property described below:
     1. The name, address and taxpayer identification number of the undersigned Taxpayer are as follows:

Name:

Address:

Social Security Number (TIN):

     2. The property with respect to which the election is made is:
                                       & nbsp;                                           shares of common stock of Lodgian, Inc.
     3. The date on which the property was transferred and the taxable year for which this election is made are:

Date on Which Property Was Transferred:

Taxable Year for Which Election is Made:

     4. The property is subject to transferability, forfeiture and other restrictions, all as set forth in a Restricted Stock Agreement between the Taxpayer and Lodgian, Inc.
     5. The fair market value at the time of transfer, determined without regard to any restriction other than a restriction which by its terms will never lapse, of such property is:
$                                         /Share x                                         Shares = $                                      &nbs p;
     6. No amount was paid for such property.
     The undersigned Taxpayer has submitted copies of this statement to Lodgian, Inc., the person for whom the services were performed in connection with the Taxpayer’s receipt of the above-described property. The Taxpayer is the person performing the services in connection with the transfer of said property. The undersigned Taxpayer understands that the foregoing election may not be revoked except with the consent of the Commissioner, which will only be granted when the Taxpayer is under a mistake of fact as to the underlying transaction and when made within 60 days of the date such mistake of fact first became known to the Taxpayer.
     The undersigned Taxpayer understands and acknowledges that, for this election to be effective, copies of this completed election form must be filed with the Internal Revenue Service (at the location where the Taxpayer’s income tax return would be filed) not later than 30 days after the date the above-described property was transferred to the Taxpayer, and must also be submitted with the Taxpayer’s federal income tax return for the taxable year in which the above-described property was transferred. A copy of this completed election must also be submitted to Lodgian, Inc., along with full payment of amounts required to be withheld under applicable law, not later than 30 days after the date the above-described property was transferred to the Taxpayer.
Dated this                    day of                    , 20                    .
Signature:
Name of Taxpayer:
Code §83(b) Election Form

Exhibit 2
WITHHOLDING ELECTION

TO: Lodgian, Inc.	Restricted Stock Agreement:
RE: Withholding Election	Restricted Stock Agreement between the Recipient (designated below) and Lodgian, Inc. (the “Company”).

This election relates to the number of shares of common stock of the Company which will vest on the date noted below (the “Vesting Shares”):	Date of Agreement: &n bsp; &nbs p;
Number of Vesting Shares:	Total Number of Restricted Shares subject to Restricted Stock Agreement: &n bsp; &nbs p;
Date of Vesting:
I, the undersigned Recipient, hereby certify that:
1. My correct name and social security number and my current address are set forth at the end of this document.
2. I have read and understand the Restricted Stock Agreement and the various methods by which withholding obligations regarding the Vesting Shares subject to the Restricted Stock Agreement may be satisfied.
3. I do hereby elect the following method of withholding pursuant to Section 1.5 of the Restricted Stock Agreement with respect to any withholding or other tax obligations (whether federal, state or local) imposed on the Company by reason of the substantial vesting of the Vesting Shares (the “Withholding Obligations”), assuming that I have met all requirements under the Plan relative to such election and such election is approved by the Company:

☐	In accordance with Section 1.5(b)(1), I hereby elect to pay to the Company the entire amount of all Withholding Obligations with respect to the Vesting Shares in cash or by check on or before the Date of Vesting.

☐	In accordance with Section 1.5(b)(2), I hereby elect that the entire amount of all Withholding Obligations with respect to the Vesting Shares should be paid by having the Company repurchase the smallest whole number of the Vested Shares which, when multiplied by the fair market value per share of the common stock of the Company as of the close of business on the business day which is coincident with or immediately follows the Date of Vesting, will be sufficient to satisfy the amount of such Withholding Obligations, and applying all the proceeds from such repurchase to such Withholding Obligations. I further acknowledge and understand that the repurchase by the Company of any Vested Shares may result in tax consequences to me.

☐	In accordance with Section 1.5(b)(3), I hereby elect for the Company to withhold substantially equal amounts from my future compensation so that the total of such amounts shall, as of the Date of Vesting, be designed to be sufficient to satisfy the amount of all Withholding Obligations with respect to the Vesting Shares.
4. I understand that capitalized terms used in this Notice of Withholding Election without definition herein shall have the meanings given to them in the Restricted Stock Agreement and in the Plan.
Dated this                    day of                    , 20___                                         Recipient:

Recipient’s Address:

Printed Name: & nbsp;
Social Security Number: - &nbs p; -
Withholding Election Form